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                                                                      EXHIBIT 11

                        BIG BUCK BREWERY & STEAKHOUSE, INC.

                      COMPUTATION OF NET LOSS PER COMMON SHARE

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
                                                      Three          Three
                                                      Months         Months
                                                      Ended          Ended
                                                    March 29,      March 30,
                                                       1998           1997
                                                  -------------  -------------
Weighted average number of issued
  shares outstanding                                  5,285,000      5,275,000

Effect of:
  Common shares issued during
   1997                                                       0              0
                                                  -------------  -------------

Shares outstanding used to compute
   net income (loss) per share                        5,285,000      5,275,000
                                                  -------------  -------------

Net loss                                             $ (489,053)    $ (355,174)
                                                  -------------  -------------
                                                  -------------  -------------

Basic and diluted net loss per common share          $    (0.09)    $    (0.07)
                                                  -------------  -------------
                                                  -------------  -------------
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